UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2019

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common stock, par value $0.01 par value	AREX	*

* On November 12, 2019, Approach Resources Inc.’s common stock began trading on the OTC Pink marketplace. It is expected that the NASDAQ Global Select Market will file a Form 25 with the Securities and Exchange Commission to remove the common stock of Approach Resources Inc. from listing and registration on the NASDAQ Global Select Market. Deregistration under Section 12(b) of the Act will become effective 90 days after the filing date of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On November 18, 2019 (the “Petition Date”), Approach Resources Inc. (“Approach,” the “Company” or “we”) and all of its subsidiaries (the “Filing Subsidiaries and, together with Approach, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”), of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). The Debtors have filed a motion to have their Chapter 11 cases (collectively, the “Chapter 11 Cases”) jointly administered under the caption In re Approach Resources Inc., et al.  Each Debtor will continue to operate its business and manage its properties as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

On the Petition Date, the Debtors filed a number of motions with the Court generally designed to stabilize their operations and facilitate the Debtors’ transition into Chapter 11.  Certain of these motions seek authority from the Court for the Debtors to make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes, and certain holders of royalty, working and other mineral interests as required by the Debtors’ various leases and related agreements essential to the Debtors’ businesses.

In addition, the Debtors filed a motion (the “NOL Motion”) seeking entry of an interim and final order establishing certain procedures (the “Procedures”) with respect to direct and indirect trading and transfers of stock of the Company, and seeking related relief, in order to protect the potential value of the Company’s net operating loss carryforwards (“NOL”) and certain other of the Company’s tax attributes for use in connection with the reorganization.

If approved, in certain circumstances, the Procedures would, among other things, restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a Substantial Stockholder of the common stock issued by Approach (the “Common Stock”).  For purposes of the Procedures, a “Substantial Stockholder” is any person or, in certain cases, group of persons that beneficially own, directly or indirectly (and/or owns options to acquire) at least 4.45 million shares of Common Stock (representing approximately 4.75% of all issued and outstanding shares of Common Stock).  If the Procedures are approved, any prohibited transfer of stock of the Company would be null and void ab initio and may lead to contempt, compensatory damages, punitive damages, or sanctions being imposed by the Court.

In addition, the Debtors have requested approval of additional procedures as part of the final order that set forth (i) certain future circumstances under which any person, group of persons, or entity holding, or which as a result of a proposed transaction may hold, a substantial amount of certain claims against the Debtors may be required to file notice of its holdings of such claims and of proposed transactions, which transactions may be restricted, and (ii) certain limited circumstances thereafter under which such person(s) may be required to sell, by a specified date following the confirmation of a Chapter 11 plan of the Debtors, all or a portion of any such claims acquired during the Chapter 11 Cases.

The NOL Motion and Procedures are available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov.  The Debtors also requested authority to employ Epiq Corporate Restructuring, LLC as its claims and noticing agent.  If approved as such, the NOL Motion and Procedures would be available for free on the website of Epiq Corporate Restructuring, LLC, located at https://dm.epiq11.com/approachresources. A direct or indirect holder of, or prospective holder of, stock issued by the Debtors that may be or become a Substantial Stockholder or a direct or indirect holder of, or prospective holder of, a substantial amount of claims against the Debtors should consult the NOL Motion and Procedures proposed therein.

Additionally, the Debtors are considering sales of all or substantially all of their assets pursuant to Section 363 of the Bankruptcy Code.

Debtor-In-Possession Financing

In connection with the Bankruptcy Petitions, the Debtors filed a motion (the “DIP Motion”) seeking, among other things, final approval of $16.5 million of debtor-in-possession financing (the “DIP Financing”) on the terms and conditions set forth in a proposed Senior Secured Super Priority Debtor-In-Possession Credit Agreement among the Company, as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “DIP Administrative Agent”) and issuing bank, and the financial institutions or other entities from time to time parties thereto as lenders (the “DIP Lenders”) filed with the Court (the “DIP Facility”). The Company expects $16.5 million of the total DIP Financing will be available upon the entry of a final order of the Court. Upon approval by the Court and the satisfaction of the conditions set forth in the DIP Facility, the DIP Financing will provide the Debtors with valuable liquidity, which, along with cash on hand and cash generated from ongoing operations, will be used to support the business and any marketing and sale process.

The DIP Facility, if approved by the Court as proposed, would contain the following terms:

•

a senior secured super priority debtor-in-possession credit facility in an aggregate principal amount of up to $41.25 million consisting of (i) a new money revolving credit facility in the principal amount of $16.5 million (the “New Money DIP Loans”) and (ii) a refinancing “roll-up” term loan in the principal amount of $24.75 million (the “Roll-Up Loans” and, together with the New Money DIP Loans, the “DIP Loans”);

•

following approval by the Court, proceeds of the DIP Facility may be used by the Debtors to (i) pay certain costs, fees and expenses related to the Chapter 11 Cases; (ii) make payments provided for in the DIP Motion, including in respect of certain “adequate protection” obligations and (iii) fund working capital needs, capital improvements and other general corporate purposes of the Debtors, in all cases subject to the terms of the DIP Facility and applicable orders of the Court;

•

the maturity date of the DIP Facility is expected to be the earliest to occur of (i) seven months after the Petition Date; (ii) the entry of an order approving a sale pursuant to Section 363 of the Bankruptcy Code; (iii) the effective date of any Acceptable Plan (as defined in the DIP Facility) or any other Chapter 11 plan; (iv) the conversion of any of the Debtors’ cases to a case under Chapter 7 of the Bankruptcy Code; (v) the entry of an order for dismissal of any of the Chapter 11 Cases; and (vi) at the election of the DIP Administrative Agent, the date on which any event of default under the DIP Facility is continuing;

•	interest will accrue at a rate per annum equal to the Adjusted LIBO Rate for one-month periods (with a floor of 2%) plus 6% or the Alternate Base Rate plus 5%;
•

the Company is required to pay the following fees: (i) a facility fee of 2% on the new money commitments, (ii) an unused commitment fee of 1% per annum, (iii) letters of credit fees, including a 6% per annum participation fee to each participating lender and an additional fronting fee of .25% per annum to the issuing bank, in each case, on the average daily amount of LC Exposure (as defined in the DIP Facility), and (iv) customary agency and arrangement fees;

•

the obligations and liabilities of the Debtors owed to the administrative agent and participating lenders under the DIP Facility and related financing documents will be entitled to super priority claims status and super priority security interests and liens on all of the Debtors’ assets, subject to limited exceptions;

•

in addition to prepayment events and events of default, the proposed DIP Facility will provide for certain customary covenants applicable to the Company, including covenants requiring (i) weekly delivery of a proposed operating debtor-in-possession budget (the “DIP Budget”) and variance report, with all permitted variances subject to capital expenditure restrictions on certain leases; and (ii) compliance with the approved DIP Budget subject to permitted variances of (A) 10% on aggregate weekly disbursements, (B) 15% on individual line item weekly disbursements, and (C) 10% on actual aggregate monthly production from the Debtor’s oil and gas properties from the aggregate amount of monthly production forecasted in the DIP Budget; and

•

the Debtors’ Chapter 11 Cases are subject to certain milestones, including, among others, the following deadlines: (i) entry of the Court’s final order approving the DIP Facility no later than 30 days after the Petition Date; (ii) filing of the bid procedures and sale motion seeking approval of a sale of substantially all of the Debtors’ assets no later than 20 days after the Petition Date; (iii)

entry of the Court’s order approving bid procedures and setting a hearing date for approval of the sale no later than 50 days after the Petition Date; (iv) entry of the Court’s order approving the sale not later than 100 days after the Petition Date; (v) filing of a plan of reorganization and disclosure statement not later than 105 days after the Petition Date; (vi) entry of the Court’s order approving the disclosure statement not later than 135 days after the Petition Date; and (vii) entry of the Court’s order confirming the plan of reorganization not later than 180 days after the Petition Date.

The DIP Facility is subject to final approval by the Court, which has not been obtained at this time. The Debtors anticipate the credit facilities under the DIP Facility becoming effective promptly following approval by the Court of the DIP Motion. The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Facility, as filed with the Court and subject to approval by the Court.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions constituted an event of default that accelerated the Company’s obligations under or in respect of a number of instruments and agreements relating to direct financial obligations of the Debtors (the “Accelerated Direct Financial Obligations”). The material Accelerated Direct Financial Obligations include:

•

the Amended and Restated Credit Agreement, dated as of May 7, 2014, among the Company, the issuing banks and lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”);

•	the Senior Indenture, dated as of June 11, 2013, among the Company, the Filing Subsidiaries as guarantors and Wells Fargo Bank, National Association as trustee;
•	the First Supplemental Indenture, dated as of June 11, 2013, among the Company, the Filing Subsidiaries as guarantors and Wells Fargo Bank, National Association as trustee; and
•	the Second Supplemental Indenture, dated as of December 20, 2016, among the Company, the Filing Subsidiaries as guarantors and Wilmington Trust, National Association as successor trustee.

Pursuant to Section 362 of the Bankruptcy Code, the filing of the Bankruptcy Petitions automatically stayed most actions against the Debtors, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Debtors’ property.  Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors’ Chapter 11 Cases also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Debtors’ bankruptcy estates, unless and until the Court modifies or lifts the automatic stay as to any such claim.  Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Item 7.01 Regulation FD Disclosure.

On November 18, 2019, the Company issued a press release announcing the filing of the Bankruptcy Petitions. A copy of the press release is furnished herewith as Exhibit 99.1.

Beginning today, the Company also expects to make available information regarding the Chapter 11 Cases through its website under the Restructuring Information tab throughout the course of the Chapter 11 Cases, which will contain a link to the claims agent’s website, https://dm.epiq11.com/approachresources.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01, including the attached, referenced exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K, including Item 7.01, contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this report, the words “will,” “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “potential” or their negatives, or other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

These forward-looking statements are largely based on the Company’s expectations, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors. Although the Company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. The Company cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and the Company cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.

These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding:

•	the Company’s ability to continue as a going concern;
•	the Company’s ability to successfully complete a marketing and sales process under Chapter 11;
•	potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations;
•	the Company’s ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases;
•	objections to the Company’s sale process, DIP Financing, or other pleadings filed that could protract the Chapter 11 Cases;
•

employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 Cases;

•	the Company’s ability to comply with the restrictions imposed by the DIP Financing and other financing arrangements;
•	the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing;
•	the effects of the Bankruptcy Petitions on the Company and on the interests of various constituents, including holders of the Company’s Common Stock;
•	the Court’s rulings in the Chapter 11 Cases, including the approval of the DIP Financing, and the outcome of the Chapter 11 Cases generally;
•	the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings;
•	risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate a sale; and
•	increased administrative and legal costs related to the Chapter 11 Cases and other litigation and inherent risks involved in a bankruptcy process.

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in Item 1A – Risk Factors in the Company’s most recent Form 10-K and any updates thereto in the Company’s Forms 10-Q and current reports on Form 8-K.  Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause the Company’s actual results to differ, and it is not possible for the Company to predict all of them.  The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaims any obligation to, update or revise publicly any forward-looking statements made in this Report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Approach Resources Inc.

By:	/s/ Joshua E. Dazey
Joshua E. Dazey
Executive Vice President – Legal and Secretary

Date:  November 18, 2019